UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2006

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

(423) 510-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

Effective August 4, 2006, U.S. Xpress Enterprises, Inc. named John Bowes President of its Xpress Global Systems, Inc. subsidiary. Mr. Bowes, who is 45 years old, has served in several capacities with the Company and its subsidiaries since September 1993. Mr. Bowes was a terminal manager from September 1993 until being appointed as Regional Manager in 1995. He served as Director of West Coast Operations from 2004 until he was named Executive Vice President and General Manager of the subsidiary in 2005.

There are no family relationships between Mr. Bowes and any directors or other executive officers of the Company. In addition, there are no arrangements or understandings between Mr. Bowes and any other persons pursuant to which he was appointed as President of Xpress Global Systems, Inc. There have been no transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Bowes had, or will have, a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	99.1	Press release dated August 4, 2006 announcing the appointment of John Bowes as President of Xpress Global Systems, Inc.

The information contained in this report (including Items 5.02 and 9.01) and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2006	U.S. XPRESS ENTERPRISES, INC.
By: /s/ Ray M. Harlin Name: Ray M. Harlin Title: Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press release dated August 4, 2006 announcing the appointment of John Bowes as President of Xpress Global Systems, Inc.